UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2019

DIVERSIFIED RESTAURANT HOLDINGS, INC.

(Name of registrant in its charter)

Nevada	000-53577	03-0606420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27680 Franklin Road Southfield, MI 48034
(Address of principal executive offices)

Registrant's telephone number:  (833) 374-7282

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On February 23, 2019, AMC Wings, Inc., a wholly-owned subsidiary of Diversified Restaurant Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to acquire substantially all of the assets of Here’s Wings, LLC, an Illinois limited liability company, and B-Dubs CL, LLC, an Illinois limited liability company. The assets to be acquired consist of 9 existing Buffalo Wild Wings restaurants in the Chicago market. As consideration for the acquisition of the assets, the Company will pay $22.5 million in cash at closing, subject to adjustment for cash on hand, inventory and certain prorated items. The Purchase Agreement is subject to franchisor consent and waiving of its right of first refusal and customary pre-closing conditions, including a financing condition in favor of the Company.

On February 28, 2019, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is attached as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2019, Diversified Restaurant Holdings, Inc. issued a press release announcing preliminary unaudited sales results for its fourth fiscal quarter and year ended December 30, 2018. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.     Description

99.1 Press Release of Diversified Restaurant Holdings, Inc. dated February 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED RESTAURANT HOLDINGS, INC.

Dated:	February 28, 2019	By:	/s/ Phyllis A. Knight
		Name:	Phyllis A. Knight
		Title:	Chief Financial Officer (Principal Financial and Accounting Officer)